Filed Pursuant to Rule 433
Registration Statement No. 333-264388
April 22, 2024

GOLD MINERS | Google Discovery Ads 1200x628 Version 1LEARN MORE button for all Discovery ads will take users to https://microsectors.com/goldminers/card 2card 3card 4card 5Learn More±3X $GDXU $GDXD now trading!Tactically trade gold miner stocks wih ±3X leverage.HEADLINE TEXT [40 cc max]±3X $GDXU $GDXD now trading! [28 cc]DESCRIPTION TEXT [90 cc max]Tactically trade gold miner stocks with ±3X leverage. [53 cc]

GOLD MINERS | Google Discovery Ads 1200x628 Version 2LEARN MORE button for all Discovery ads will take users to https://microsectors.com/goldminers/card 2card 3card 4card 5Learn MoreDaily ±3X $GDXU $GDXDTarget your trading power with ±3X GOLD MINERS ETNs. HEADLINE TEXT [40 cc max]Daily ±3X $GDXU $GDXD [21 cc]DESCRIPTION TEXT [90 cc max]Target your trading power with ±3X GOLD MINERS ETNs. [54 cc]

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GOLD MINERS | Display ad 300 x 250px | Benzinga | Version 1URL for all display ads CTAs:https://microsectors.com/goldminers/Bank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about each offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, product supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.±3X GOLD MINERS ETNs$GDXU $GDXDNOW TRADING ±3X GOLD MINERS EXCHANGE TRADED NOTESThe ETNs are not suitable for all investors and intended to be daily trading tools for sophisticated investors. An investment in the ETNs is subject to significant risks. You should proceed with extreme caution in considering an investment in the ETNs.frame 1frame 2frame 3frame 4frame 5

GOLD MINERS | Display ad 300 x 250px | Benzinga | Version 2URL for all display ads CTAs:https://microsectors.com/goldminers/Bank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about each offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, product supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.TRADING NOW$GDXU $GDXD $GDXU $GDXDNOW TRADING ±3X GOLD MINERS EXCHANGE TRADED NOTESThe ETNs are not suitable for all investors and intended to be daily trading tools for sophisticated investors. An investment in the ETNs is subject to significant risks. You should proceed with extreme caution in considering an investment in the ETNs.frame 1frame 2frame 3frame 4frame 5

GOLD MINERS | Display ad 300 x 250px | Benzinga | Version 3URL for all display ads CTAs:https://microsectors.com/goldminers/Bank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about each offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, product supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.$GDXU $GDXD $GDXU $GDXDNOW TRADING ±3X GOLD MINERS EXCHANGE TRADED NOTESThe ETNs are not suitable for all investors and intended to be daily trading tools for sophisticated investors. An investment in the ETNs is subject to significant risks. You should proceed with extreme caution in considering an investment in the ETNs.frame 1frame 2frame 3frame 4frame 5

GOLD MINERS | LinkedIn Video posts | 1200 x 1200px | Version 1 NOTE: Same animation as display ads.Tactically trade gold miner stocks wih ±3X leverage.±3X $GDXU $GDXD now trading! microsectors.com/goldminers/NOW TRADING±3X GOLD MINERS ETNsBody (150 cc max/53 cc below)Tactically trade gold miner stocks with ±3X leverage. Headline (70 cc max/28 cc below)±3X $GDXU $GDXD now trading! CTA (15 c max) Now tradingURL microsectors.com/goldminers/Bank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about each offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, product supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.±3X GOLD MINERS ETNs$GDXU $GDXDNOW TRADING ±3X GOLD MINERS EXCHANGE TRADED NOTESThe ETNs are not suitable for all investors and intended to be daily trading tools for sophisticated investors. An investment in the ETNs is subject to significant risks. You should proceed with extreme caution in considering an investment in the ETNs.frame 1frame 2frame 3frame 6frame 5

GOLD MINERS | LinkedIn Video posts | 1200 x 1200px | Version 2 NOTE: Same animation as display ads.Target your trading power with ±3X GOLD MINERS ETNs.Daily ±3X $GDXU $GDXD microsectors.com/goldminers/NOW TRADINGTRADING NOW $GDXU $GDXD Body (150 cc max/54 cc below)Target your trading power with ±3X GOLD MINERS ETNs.Headline (70 cc max/21 cc below)Daily ±3X $GDXU $GDXD CTA (15 c max) Now tradingURL microsectors.com/goldminers/Bank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about each offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, product supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.TRADING NOW $GDXU $GDXD $GDXU $GDXDNOW TRADING ±3X GOLD MINERS EXCHANGE TRADED NOTESThe ETNs are not suitable for all investors and intended to be daily trading tools for sophisticated investors. An investment in the ETNs is subject to significant risks. You should proceed with extreme caution in considering an investment in the ETNs.frame 1frame 2frame 3frame 6frame 5

GOLD MINERS | LinkedIn Video posts | 1200 x 1200px | Version 3 NOTE: Same animation as display ads.Trade +3X leverage on Gold Miners.Daily ±3X $GDXU $GDXDmicrosectors.com/goldminers/LEARN MORE$GDXU $GDXD Body (150 cc max/34 cc below)Trade +3X leverage on Gold Miners.Headline (70 cc max/21 cc below)Daily ±3X $GDXU $GDXD CTA (15 c max) Learn moreURL microsectors.com/goldminers/Bank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about each offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, product supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.$GDXU $GDXD$GDXU $GDXDNOW TRADING ±3X GOLD MINERS EXCHANGE TRADED NOTESThe ETNs are not suitable for all investors and intended to be daily trading tools for sophisticated investors. An investment in the ETNs is subject to significant risks. You should proceed with extreme caution in considering an investment in the ETNs.frame 1frame 2frame 3frame 6frame 5